UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2009

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⊠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On May 12, 2009, Ramco-Gershenson Properties Trust (the “Trust”) and Equity One, Inc. (“Equity One”) issued a joint press release announcing that they had reached an agreement to settle the proxy contest in connection with the Trust’s 2009 annual meeting of shareholders.

The settlement agreement by and between the Trust and Equity One was entered into as of May 12, 2009 (the “Support Agreement”).  Pursuant to the Support Agreement, among other things:

  The Trust will appoint Equity One’s two proposed nominees, David J. Nettina and Matthew L. Ostrower, to the Board prior to the 2009 annual meeting. Messrs. Nettina and Ostrower will be included on the Board-nominated slate of trustees for election at the 2009 annual meeting, one for a three-year term and one for a two-year term, and the Trust will recommend that shareholders vote to elect all of the Board-nominated trustees.
  Equity One will cease, and will cause its representatives, affiliates, officers and directors to cease, any and all activities relating to the solicitation of proxies with respect to the matters to be voted upon at the Trust’s 2009 annual meeting. In furtherance thereof, Equity One has withdrawn its nominations of Messrs. Nettina and Ostrower for consideration at the 2009 annual meeting.
  Equity One and its affiliates will vote all of their common shares of beneficial ownership of the Trust for the nominees of the Trust, will not support any other nominees and will not participate in any withhold vote or similar campaign with respect to the 2009 annual meeting.
  The Trust will appoint one or both of Messrs. Nettina and Ostrower to the Audit, Compensation and Nominating and Governance Committees of the Board, subject to applicable law and New York Stock Exchange requirements. If the Board forms a special committee regarding its review of strategic alternatives, the Board will in good faith consider the appointment of one of Messrs. Nettina and Ostrower to such committee, subject to the Board’s fiduciary obligations.
  The Trust will use its reasonable best efforts to hold the 2009 annual meeting on June 10, 2009, and at such time and place as is reasonable, customary and consistent with past practice.

The foregoing is a summary of the terms of the Support Agreement and the press release, which is qualified in its entirety by reference to the Support Agreement and press release, copies of which are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

Important Information

In connection with the Company’s 2009 Annual Meeting of Shareholders, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission. The Company will file a definitive proxy statement in connection with the 2009 Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Ramco-Gershenson Properties Trust at the Securities and Exchange Commission’s website at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained free of charge by directing such request to Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan, 48334, telephone: (248) 350-9900, or on the Company’s website at www.rgpt.com.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits.

10.1 Support Agreement, dated May 12, 2009, by and between the Trust and Equity One.

99.1 Press Release dated May 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	May 12, 2009	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Support Agreement, dated May 12, 2009, by and between the Trust and Equity One.

99.1	Press Release dated May 12, 2009.

5